As filed with the Securities and Exchange Commission on December 21, 2007
                                                    Registration No. 333-108976
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8
                        POST-EFFECTIVE AMENDMENT NO. 8 TO
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------
                         The Bear Stearns Companies Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                     13-3286161
--------------------------------------------------------------------------------
 (State or Other Jurisdiction                           (I.R.S. Employer
     of Incorporation or                               Identification No.)
        Organization)

                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000
              (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         The Bear Stearns Companies Inc.
                Capital Accumulation Plan for Senior Managing Directors

                         The Bear Stearns Companies Inc.
                           Restricted Stock Unit Plan
                            (Full Title of the Plans)

                             Samuel L. Molinaro Jr.
  Executive Vice President, Chief Financial Officer and Chief Operating Officer
                         The Bear Stearns Companies Inc.
                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:
                              Dennis J. Block, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of Each Class of Securities      Amount to be     Proposed Maximum Offering         Proposed Maximum           Amount of
         to be Registered              Registered(1)         Price Per Unit(2)       Aggregate Offering Price(2) Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
RSU Plan
--------
Common Stock, par value $1.00 per      10,000,000 shares             $91.85                    $918,500,000             $28,197.95
      share (3)

CAP Plan
--------
Common Stock, par value $1.00 per       5,500,000 shares             $91.85                    $505,175,000             $15,508.87
      share (4)

Common Stock, par value $1.00 per         631,909 shares             $91.85                     $58,040,842             $1,781.85
      share (5)
====================================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on December 19, 2007.

(3) The registration fee is only being paid with regard to the 10,000,000 shares being initially registered at this time under the Registrant's Restricted Stock Unit Plan (the "RSU Plan"). The registration fees for 7,000,000 shares pursuant to the RSU Plan were paid upon the initial filings of the Registration Statements on Form S-8 (Registration No. 333-108976).

(4) The registration fee is only being paid with regard to the 5,500,000 shares being initially registered at this time under the Registrant's Capital Accumulation Plan for Senior Managing Directors (the "CAP Plan"). The registration fees for 33,000,000 shares pursuant to the CAP Plan were paid upon the initial filing of the Registration Statements on Form S-8 (Registration No. 333-108976).

(5) The registration fee is only being paid with regard to the 631,909 shares awarded pursuant to the CAP Plan to certain employees who are affiliates of the Company for resale by such employees. The registration fees for 33,000,000 shares pursuant to the CAP Plan were paid upon the initial filing of the Registration Statements on Form S-8 (Registration No. 333-108976).

                                EXPLANATORY NOTE

    On September 19, 2003, The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (File No. 333-108976) in order to register an aggregate of 40,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), which included 33,000,000 shares of Common Stock issuable from time to time upon settlement of awards of stock units pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (the "CAP Plan") and 7,000,000 shares of Common Stock issuable from time to time upon settlement of awards of restricted stock units pursuant to the Company's Restricted Stock Unit Plan (the "RSU Plan").

    This Post-Effective Amendment No. 8 to the Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") for purposes of registering an additional 10,000,000 shares of the Company's Common Stock under the RSU Plan and an additional 5,500,000 shares of the Company's Common Stock under the CAP Plan and registering 631,909 shares of Common Stock awarded pursuant to the CAP Plan to certain employees who are affiliates of the Company (the "Selling Stockholders") for resale by the Selling Stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares of Common Stock that have been acquired by the Selling Stockholders pursuant to the CAP Plan. Pursuant to General Instruction E of Form S-8, the contents of the predecessor registration statements are hereby incorporated by reference into this Registration Statement.

                               REOFFER PROSPECTUS

                         The Bear Stearns Companies Inc.

                         631,909 Shares of Common Stock

    Certain of our employees, all of whom are named in this prospectus, may offer and sell from time to time, for their own accounts up to 631,909 shares of our Common Stock that they acquired pursuant to our Capital Accumulation Plan for Senior Managing Directors. We will not receive any of the proceeds from such sales.

    The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange, Inc. ("NYSE") at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

    The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

    Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

    The Common Stock is traded on the NYSE under the symbol "BSC." On December 20, 2007, the closing price of the Common Stock on the NYSE was $91.42 per share.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                December 21, 2007

    You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                ----------------

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Where You Can Find More Information.......................................3
Forward-Looking Statements................................................4
The Company...............................................................5
Selling Stockholders......................................................8
Plan of Distribution.....................................................10
Experts..................................................................11

                       WHERE YOU CAN FIND MORE INFORMATION

    We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    Our public website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

    In addition, we currently make available at http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

    We have filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 33,000,000 shares of Common Stock issuable pursuant to our Capital Accumulation Plan for Senior Managing Directors. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

    The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

    The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

        (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2006 filed with the SEC on February 13, 2007;

        (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2007 filed with the SEC on April 9, 2007, as amended by Amendment No. 1 on Form 10 Q/A filed with the SEC on April 10, 2007, May 31, 2007 filed with the SEC on July 10, 2007, and August 31, 2007 filed with the SEC on October 10, 2007;

        (iii) the Current Reports on Form 8-K dated December 14, 2006, January 10, 2007, January 25, 2007, February 14, 2007, March 15, 2007, March 22,
    2007, April 18, 2007, May 14, 2007, May 21, 2007, June 14, 2007, June 22,
    2007, June 25, 2007, June 26, 2007, August 5, 2007, September 20, 2007,
    October 2, 2007, October 22, 2007, November 14, 2007 and November 15, 2007; and

        (iv) the description of the Common Stock, which is registered under
    Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

    We will provide to you without charge a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

                           FORWARD-LOOKING STATEMENTS

    Certain statements included in or incorporated by reference into this prospectus including (without limitation) certain matters discussed under "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Quantitative and Qualitative Disclosures about Market Risk" included in or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended November 30, 2006, which has been filed with the SEC, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

                                   THE COMPANY

    We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"); Bear, Stearns Securities Corp. ("BSSC"); Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB") is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited ("BSGL"), Custodial Trust Company ("CTC"), Bear Stearns Financial Products Inc. ("BSFP"), Bear Stearns Capital Markets Inc. ("BSCM") Bear Stearns Credit Products Inc. ("BSCPI"), Bear Stearns Forex Inc. ("BSFX"), EMC Mortgage Corporation ("EMC") and Bear Stearns Commercial Mortgage, Inc. ("BSCMI") and through our majority owned subsidiary Bear Hunter Holdings LLC ("BHH").

    Our business includes:

o market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

o trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

o   securities, options and futures brokerage;

o   providing securities clearance services;

o managing equity and fixed income assets for institutional and individual clients;

o   financing customer activities;

o   securities lending;

o   securities and futures arbitrage;

o involvement in specialist and market-making activities on the NYSE, American Stock Exchange ("AMEX") and International Securities Exchange ("ISE");

o   underwriting and distributing securities;

o   arranging for the private placement of securities;

o assisting in mergers, acquisitions, restructurings and leveraged transactions;

o   making principal investments in leveraged acquisitions;

o engaging in commercial and residential mortgage loan origination and securitization activities;

o   investment management and advisory services; and

o   fiduciary, custody, agency and securities research services.

    Our business is conducted:

o   from our principal offices in New York City;

o from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Houston, Los Angeles, San Francisco, San Juan and Scottsdale;

o   from representative offices in Beijing, Hong Kong, Sao Paulo and Shanghai;
    and

o through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo.

    Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

    Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc., the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

    BSIL is a full service broker-dealer based in London. BSIL is incorporated in the United Kingdom and is authorized and regulated by the Financial Services Authority.

    BSB was registered with the Irish Companies Registration Office on November 27, 1995 and was granted a banking license on April 10, 1997. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty. BSB is incorporated in Ireland and is regulated by the Financial Regulator.

    BSGL is incorporated in the Cayman Islands and provides loans to certain Bear Stearns customers.

    CTC, a Federal Deposit Insurance Corporation insured New Jersey state chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides the Company with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products.

    BSFP transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and a wholly-owned subsidiary of the Company. BSFP is incorporated in the State of Delaware.

    BSCM is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

    BSCPI is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

    BSFX is a dealer engaged in foreign currency and precious metals transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

    EMC was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary of the Company and maintains its principal office at 2780 Lake Vista Drive, Texas. EMC is a mortgage banking company approved by the U.S. Department of Housing and Urban Development ("HUD"), Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Association ("FNMA"). EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with the right to service released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights.

    BSCMI is primarily engaged in the acquisition and securitization of commercial mortgage loans for resale in the form of pass-through securities ("certificates"). These certificates represent fractional and undivided interests in pools of mortgage loans held in a trust. BSCMI is incorporated in the State of New York.

    BHH is a Delaware limited liability company jointly owned by the Company and Hunter Partners LLC. Bear Wagner Specialists LLC, BHH's principal wholly owned subsidiary, is a registered broker dealer primarily engaged in specialist and market-making activities on the NYSE, AMEX and ISE.

    We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. Unless otherwise stated in this prospectus, the terms "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries.

                              SELLING STOCKHOLDERS

    This prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to our Capital Accumulation Plan for Senior Managing Directors.

    Each of the Selling Stockholders is an employee of the Company or one of its subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth:

    o the name and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's current position as a Senior Managing Director of Bear Stearns);

    o the number of shares of Common Stock each Selling Stockholder beneficially owned as of December 20, 2007;

    o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the CAP Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

    o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to the CAP Plan and registered under this Registration Statement.

Certain of the Selling Stockholders may sell some or all of the shares listed below from time to time in order to satisfy tax obligations incurred in connection with the receipt of awards of Common Stock pursuant to the CAP Plan. There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179.

------------------------- ------------------- --------------- -------------- ----------------------
                                                  Shares         Shares
                                               Beneficially    Covered by     Shares Beneficially
                           Position(s) with       Owned           this         Owned After this
  Selling Stockholder        the Company       (1)(2)(3)       Prospectus          Offering
------------------------- ------------------- --------------- -------------- ----------------------
                                                                               Number     Percent
                                                                             ----------- ----------
James E. Cayne (4)        Chairman of the          6,731,619     172,621      6,558,998       5.79%
                          Board and Chief
                          Executive Officer

Jeffrey M. Farber         Senior Vice                 28,823       2,443         26,380          *
                          President -
                          Finance and
                          Controller

Alan C. Greenberg         Chairman of                212,469      99,293        113,176          *
                          Executive
                          Committee

Jeffrey A. Mayer          Executive Vice             367,862     102,408        265,454          *
                          President

Michael Minikes (a)(5)    Treasurer                  300,342      25,927        274,415          *

Samuel L. Molinaro Jr.    Executive Vice             395,939      65,468        330,471          *
                          President, Chief
                          Financial Officer
                          and Chief Operating
                          Officer

Alan D. Schwartz          President                1,734,459     161,662      1,572,797       1.39%

Michael S. Solender       General Counsel             19,607       2,087         17,520          *

---------------
*   Less than one percent (1%).

(a) Former member of the Board of Directors of the Company.

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 1,799,199 shares underlying units credited under the Capital Accumulation Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Includes 45,669 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Includes 195,815 shares of Common Stock held by a charitable trust, as to which shares Mr. Cayne disclaims beneficial ownership but for which Mr. Cayne has voting and dispositive power. Does not include 203,004 shares of Common stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,593 shares of Common Stock owned by the children of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(5) Does not include 714 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

                              PLAN OF DISTRIBUTION

    Shares covered by this prospectus will be sold by the Selling Stockholders as principals for their own account. We will not receive any proceeds from sales of any shares by the Selling Stockholders.

    The Selling Stockholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell shares pursuant to this prospectus from time to time:

    o   in transactions (including one or more block transactions) on the NYSE;

    o   in the public market off the NYSE;

    o   in privately negotiated transactions;

    o   through put or call options transactions relating to the shares; or

    o   in a combination of such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

    The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

    Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

    In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

    The consolidated financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K for the year ended November 30, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the RSU Plan or the CAP Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

    The Company will deliver or cause to be delivered promptly, without charge, to each person to whom information is required to be delivered, upon written or oral request, a copy of the information that is incorporated by reference pursuant to Item 3 of this Registration Statement and any other documents required to be delivered pursuant to Rule 428(b). Such documents may be requested by written request to the Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179 or by calling (212) 272-2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

    The following documents filed by the Company with the SEC pursuant to
Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2006 filed with the SEC on February 13, 2007; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2007 filed with the SEC on April 9, 2007, as amended by Amendment No. 1 on Form 10 Q/A filed with the SEC on April 10, 2007, May 31, 2007 filed with the SEC on July 10, 2007, and August 31, 2007 filed with the SEC on October 10, 2007; (iii) the Current Reports on Form 8-K dated December 14, 2006, January 10, 2007, January 25, 2007, February 14, 2007, March 15, 2007,
March 22, 2007, April 18, 2007, May 14, 2007, May 21, 2007, June 14, 2007, June
22, 2007, June 25, 2007, June 26, 2007, August 5, 2007, September 20, 2007,
October 2, 2007, October 22, 2007, November 14, 2007 and November 15, 2007; and
(iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.

    Not Applicable.

Item 5.        Interests of Named Experts and Counsel.

    Not Applicable.

Item 6.        Indemnification of Directors and Officers.

    Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

    Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

    The Company has in effect reimbursement insurance for its directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the Company and its directors and officers within specific limits for certain liabilities incurred by the Company and its directors and officers, subject to the conditions and exclusions and deductible provisions of the policies.

    For the undertaking with respect to indemnification, see Item 9.

Item 7.        Exemption from Registration Claimed.

    Not Applicable.

Item 8.        Exhibits.

               Exhibit No.       Description
               -----------       -----------

              4(a)(1)       --   Restated Certificate of Incorporation of the
                                 registrant (incorporated by reference to
                                 Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

              4(a)(2)       --   Certificate of Amendment of Restated
                                 Certificate of Incorporation of the registrant
                                 (incorporated by reference to Exhibit 4(a)(2) to Post Effective Amendment No. 1 to the
                                 Registration Statement on Form S-8 (File No.
                                 333-92357)).

              4(a)(3)       --   Certificate of Stock Designation relating to
                                 the registrant's 6.15% Cumulative Preferred
                                 Stock, Series E (incorporated by reference to
                                 Exhibit 1.4 to the Registration Statement on
                                 Form 8-A filed on January 14, 1998).

              4(a)(4)       --   Certificate of Stock Designation relating to
                                 the registrant's 5.72% Cumulative Preferred
                                 Stock, Series F (incorporated by reference to
                                 Exhibit 1.4 to the Registration Statement on
                                 Form 8-A filed on April 20, 1998).

              4(a)(5)       --   Certificate of Stock Designation relating to
                                 the registrant's 5.49% Cumulative Preferred
                                 Stock, Series G (incorporated by reference to
                                 Exhibit 1.4 to the Registration Statement on
                                 Form 8-A filed on June 18, 1998).

              4(a)(6)       --   Certificate of Elimination of the Cumulative
                                 Convertible Preferred Stock, Series A;
                                 Cumulative Convertible Preferred Stock, Series
                                 B; Cumulative Convertible Preferred Stock,
                                 Series C; and Cumulative Convertible Preferred
                                 Stock, Series D of the registrant (incorporated by reference to Exhibit 4(d)(9) to the Current
                                 Report on Form 8-K filed on January 15, 2002).

              4(a)(7)       --   Certificate of Elimination of the 7.88%
                                 Cumulative Convertible Preferred Stock, Series
                                 B of the registrant (incorporated by reference to Exhibit 4(d)(10) to the Current Report on Form 8-K filed on January 15, 2002).

              4(a)(8)       --   Certificate of Elimination of the 7.60%
                                 Cumulative Convertible Preferred Stock, Series
                                 C of the registrant (incorporated by reference to Exhibit 4(d)(11) to the Current Report on Form 8-K filed on January 15, 2002).

               Exhibit No.       Description
               -----------       -----------

              4(a)(9)       --   Certificate of Elimination of the Adjustable
                                 Rate Cumulative Preferred Stock, Series A of the registrant (incorporated by reference to Exhibit 4(a)(9) to the Post-Effective Amendment
                                 No. 2 to Registration Statement on Form S-8
                                 (File No. 333-108976)).

              4(b)          --   Amended and Restated By-laws of the registrant
                                 as amended through January 8, 2002
                                 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

              5             --   Opinion of Cadwalader, Wickersham & Taft LLP
                                 (previously filed with the Registration
                                 Statement on Form S-8 (File No. 333-108976)).

              10(a)         --   The Bear Stearns Companies Inc. Capital
                                 Accumulation Plan for Senior Managing Directors
                                 (amended and restated as of October 28, 1999
                                 and further amended as of March 31, 2004)
                                 (incorporated by reference to Exhibit 10(a)(1) to the Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2004, filed on July 15, 2004).

              10(b)         --   The Bear Stearns Companies Inc. Capital
                                 Accumulation Plan for Senior Managing Directors
                                 (amended and restated November 29, 2000 for plan years beginning on or after July 1, 1999, and further amended as of March 31, 2004, February 8, 2006, February 28, 2006 and April
                                 18, 2007) (incorporated by reference to Exhibit
                                 H to the registrant's Definitive Proxy
                                 Statement for its 2007 Annual Meeting of
                                 Stockholders and Exhibit 10.3 to the Current
                                 Report on Form 8-K dated as of April 18, 2007).

              10(c)         --   The Bear Stearns Companies Inc. Restricted
                                 Stock Unit Plan (amended and restated as of March 31, 2004 and further amended on April 18,
                                 2007) (incorporated by reference to Exhibit G to the registrant's Definitive Proxy Statement for its 2007 Annual Meeting of Stockholders and
                                 Exhibit 10.2 to the Current Report on Form 8-K dated as of April 18, 2007).

              23(a)         --   Consent of Deloitte & Touche LLP.

              23(b)         --   Consent of Cadwalader, Wickersham & Taft LLP
                                 (included in Exhibit 5 to the Registration
                                 Statement on Form S-8 (File No. 333-108976)).

              24            --   Power of attorney (included in the signature
                                 pages to the Registration Statement on Form S-8
                                 (File No. 333-108976)).

Item 9.        Undertakings.

    The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 21, 2007.

                                             THE BEAR STEARNS COMPANIES INC.


                                                 By: /s/ Samuel L. Molinaro Jr.
                                                    ------------------------
                                                   Samuel L. Molinaro Jr.
                                               Executive Vice President, Chief
                                                 Operating Officer and Chief
                                                      Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 20, 2007.


                 Signature                                   Title
                 ---------                                   -----

                         THE BEAR STEARNS COMPANIES INC.

        /s/ James E. Cayne           Chairman of the Board, Chief Executive
-------------------------------          Officer (Principal Executive Officer)
          James E. Cayne                 and Director


        /s/ Henry S. Bienen          Director
-------------------------------
          Henry S. Bienen

                 *                   Director
-------------------------------
         Carl D. Glickman

       /s/ Michael Goldstein         Director
-------------------------------
         Michael Goldstein

                 *                   Chairman of the Executive Committee and
-------------------------------        Director
         Alan C. Greenberg

                 *                   Director
-------------------------------
       Donald J. Harrington

                 *                   Director
-------------------------------
         Frank T. Nickell

                 *                   Director
-------------------------------
          Paul A. Novelly

                 Signature                                   Title
                 ---------                                   -----

                 *                   Director
-------------------------------
        Frederic V. Salerno

                 *                   President and Director
-------------------------------
         Alan D. Schwartz

                 *                   Director
-------------------------------
           Vincent Tese

    /s/ Wesley S. Williams, Jr.      Director
-------------------------------
      Wesley S. Williams, Jr.

    /s/ Samuel L. Molinaro Jr.       Executive Vice President, Chief Financial
-------------------------------          Officer and Chief Operating Officer
      Samuel L. Molinaro Jr.             (Principal Financial Officer)


       /s/ Jeffrey M. Farber         Controller, Senior Vice President -
-------------------------------          Finance (Principal Accounting Officer)
         Jeffrey M. Farber



* By:   /s/ Samuel L. Molinaro Jr.
      ------------------------------
        Samuel L. Molinaro Jr.
        Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                  Description
-------                 -----------

4(a)(1)            --   Restated Certificate of Incorporation of the registrant
                        (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No.
                        333-57083)).

4(a)(2)            --   Certificate of Amendment of Restated Certificate of
                        Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to Post Effective Amendment
                        No. 1 to the Registration Statement on Form S-8 (File
                        No. 333-92357)).

4(a)(3)            --   Certificate of Stock Designation relating to the
                        registrant's 6.15% Cumulative Preferred Stock, Series E
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14,
                        1998).

4(a)(4)            --   Certificate of Stock Designation relating to the
                        registrant's 5.72% Cumulative Preferred Stock, Series F
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                        1998).

4(a)(5)            --   Certificate of Stock Designation relating to the
                        registrant's 5.49% Cumulative Preferred Stock, Series G
                        (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                        1998).

4(a)(6)            --   Certificate of Elimination of the Cumulative Convertible
                        Preferred Stock, Series A; Cumulative Convertible
                        Preferred Stock, Series B; Cumulative Convertible
                        Preferred Stock, Series C; and Cumulative Convertible
                        Preferred Stock, Series D of the registrant
                        (incorporated by reference to Exhibit 4(d)(9) to the Current Report on Form 8-K filed on January 15, 2002).

4(a)(7)            --   Certificate of Elimination of the 7.88% Cumulative
                        Convertible Preferred Stock, Series B of the registrant
                        (incorporated by reference to Exhibit 4(d)(10) to the Current Report on Form 8-K filed on January 15, 2002).

4(a)(8)            --   Certificate of Elimination of the 7.60% Cumulative
                        Convertible Preferred Stock, Series C of the registrant
                        (incorporated by reference to Exhibit 4(d)(11) to the Current Report on Form 8-K filed on January 15, 2002).

4(a)(9)            --   Certificate of Elimination of the Adjustable Rate
                        Cumulative Preferred Stock, Series A of the registrant
                        (incorporated by reference to Exhibit 4(a)(9) to the Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-108976)).

4(b)               --   Amended and Restated By-laws of the registrant as
                        amended through January 8, 2002 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

5                  --   Opinion of Cadwalader, Wickersham & Taft LLP (previously
                        filed with the Registration Statement on Form S-8 (File
                        No. 333-108976)).

10(a)              --   The Bear Stearns Companies Inc. Capital Accumulation
                        Plan for Senior Managing Directors (amended and restated as of October 28, 1999, and further amended as of March
                        31, 2004) (incorporated by reference to Exhibit 10(a)(1) to the Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2004, filed on July 15, 2004).

10(b)              --   The Bear Stearns Companies Inc. Capital Accumulation
                        Plan for Senior Managing Directors (amended and restated
                        November 29, 2000 for plan years beginning on or after July 1, 1999, and further amended as of March 31, 2004,
                        February 8, 2006, February 28, 2006 and April 18, 2007)
                        (incorporated by reference to Exhibit H to the registrant's Definitive Proxy Statement for its 2007
                        Annual Meeting of Stockholders and Exhibit 10.3 to the
                        Current Report on Form 8-K dated as of April 18, 2007).

10(c)              --   The Bear Stearns Companies Inc. Restricted Stock Unit
                        Plan (amended and restated as of March 31, 2004 and further amended on April 18, 2007) (incorporated by reference to Exhibit G to the registrant's Definitive
                        Proxy Statement for its 2007 Annual Meeting of
                        Stockholders and Exhibit 10.2 to the Current Report on
                        Form 8-K dated as of April 18, 2007).

23(a)              --   Consent of Deloitte & Touche LLP.

23(b)              --   Consent of Cadwalader, Wickersham & Taft LLP (included
                        in Exhibit 5 to the Registration Statement on Form S-8
                        (File No. 333-108976)).

24                 --   Power of attorney (included in the signature pages to
                        the Registration Statement on Form S-8 (File No.
                        333-108976)).